UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2021
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Mastrangelo Employment Agreement

On February 24, 2021, Eos Energy Enterprises, Inc. (the “Company”) entered into a new employment agreement (the “Mastrangelo Agreement”) with Joseph Mastrangelo, its Chief Executive Officer. This new agreement continues Mr. Mastrangelo’s service to the Company as its Chief Executive Officer, and supersedes Mr. Mastrangelo’s prior employment agreement with Eos Energy Storage, LLC, dated June 22, 2020. The Mastrangelo Agreement has a three-year term with automatic 12 month extensions thereafter unless either party provides the other with 60 days’ prior written notice that any extension shall not take effect. The Mastrangelo Agreement provides for the following material terms:

Mr. Mastrangelo will continue to serve as a Class II member of the board of the directors of the Company (the “Board”) for a term ending at the Company’s 2022 Annual Meeting or until Mr. Mastrangelo’s successor is duly elected and qualified, or until Mr. Mastrangelo’s earlier death, resignation or removal in accordance with the Company’s governing documents.

Mr. Mastrangelo will receive an annual base salary, which may be increased but not decreased, equal to $650,000.

Mr. Mastrangelo will be eligible to receive an annual performance bonus with a target annual bonus opportunity of 100% of his annual base salary, in accordance with a bonus plan established and approved by the Board.

Mr. Mastrangelo will be eligible to receive an award of 750,000 restricted stock units (“RSUs”) under the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”), which will vest as follows: 250,000 RSUs will vest on January 3, 2022, an additional 250,000 RSUs will vest on January 2, 2023, and the remaining 250,000 RSUs will vest on January 1, 2024, subject to Mr. Mastrangelo’s continued employment through each applicable vesting date; provided, that, Mr. Mastrangelo’s RSUs will fully vest upon a Change in Control (as defined in the Plan) or in the event that Mr. Mastrangelo’s employment is terminated by the Company without Cause or he resigns for Good Reason (as each such term is defined in the Mastrangelo Agreement). Mr. Mastrangelo’s RSUs are otherwise subject to the terms of the Form RSU Agreement (defined and summarized below).

Mr. Mastrangelo will be eligible to participate in any defined contribution plan, any insurance program and any medical and other health benefit plan sponsored by the Company for its employees. However, if Mr. Mastrangelo elects not to participate in the Company’s medical and other health benefit plans, the Company will pay for Mr. Mastrangelo and his family’s current medical and other health benefit plans in Italy, in an amount not to exceed a cumulative maximum of $17,000 per calendar year. Mr. Mastrangelo is entitled to four weeks of paid personal time off per calendar year. The Company will also reimburse Mr. Mastrangelo for his reasonable business, travel, lodging, meal and other business expenses pursuant to the Company’s expense policy applicable to its senior level executives.

In the event that Mr. Mastrangelo’s employment is terminated by the Company without Cause or he resigns for Good Reason (as each such term is defined in the Mastrangelo Agreement), he will be entitled to receive, in addition to his accrued rights and subject to an execution of a release of claims against the Company, (i) continued payment of his annual base salary for twenty-four months, (ii) if the applicable performance targets have been achieved under the applicable bonus plan, a pro-rated annual bonus for the year of termination, based on the amount Mr. Mastrangelo would have otherwise received through the termination date, and (iii) to the extent not yet vested, full vesting of his then-outstanding equity awards.

Mr. Mastrangelo is subject to indefinite confidentiality and mutual non-disparagement covenants as well as non-competition and non-solicitation covenants during employment and for twelve months after any termination of employment.

The foregoing description of the Mastrangelo Agreement and Mr. Mastrangelo’s RSUs does not purport to be complete and is qualified in its entirety by the terms and conditions of the Mastrangelo Agreement and the Form RSU Agreement, which are included as Exhibit 99.1 and Exhibit 99.2 to this Current Report, respectively, and are incorporated herein by reference.

Form of Equity Award Agreements under the Plan

The Company has approved a form of RSU award agreement to be used for granting RSUs (the “Form RSU Agreement”) and a form of option award agreement to be used for granting options to purchase Company common stock (the “Form Option Agreement”), in each case, to current or prospective employees and consultants of the Company, under the Plan.

The Form RSU Agreement provides for the grant of RSUs to eligible participants, which RSUs (a) vest in in equal annual installments on a schedule to be determined by the Company, subject to the participant’s continued service, (b) upon vesting, are each settled with a share of Company common stock (or at the Company’s discretion, in a cash amount equal to the fair market value of a share of Company common stock on the vesting date), and (c) are otherwise subject to the terms and conditions of the Plan. In the event that a participant’s service is terminated for any reason, unvested RSUs are forfeited for no consideration.

The Form Option Agreement provides for the grant of an option to purchase a specified number of shares of Company’s common stock to an eligible participant, which option (a) has an exercise price per share equal to no less than the fair market value of a share of Company common stock on the grant date, (b) vests in equal annual installments on a schedule to be determined by the Company, subject to the participant’s continued service, (c) expires on a date to be determined by the Company, but in no event later than the ten year anniversary of the grant date, and (d) is otherwise subject to the terms and conditions of the Plan. Following a termination of the participant’s service for any reason, any unvested portion of the option is forfeited and the vested portion of the option remains outstanding and exercisable as follows: (x) for one year following a termination of service due to death or disability or (y) 90 days following a termination of service other than for cause. In the event that a participant’s service is terminated for cause, or a participant breaches any restrictive covenants, such participant’s option (whether vested or unvested) is forfeited for no consideration.

The foregoing descriptions of the Form RSU Agreement and the Form Option Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Form RSU Agreement and the Form Option Agreement. The Form RSU Agreement and Form Option Agreement are included as Exhibit 99.2 and Exhibit 99.3 to this Current Report, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

99.1	Employment Agreement, dated February 24, 2021 by and between the Company and Joseph Mastrangelo
99.2	Form of Restricted Stock Unit Award Agreement
99.3	Form of Option Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: March 2, 2021	By:	/s/ Sagar Kurada
		Name:	Sagar Kurada
		Title:	Chief Financial Officer